Exhibit 5.1

250 West 55th street New York, NY 10019-9601 Telephone: 212.468.8000 Facsimile: 212.468.7900 www.mofo.com	morrison & foerster llp new york, san francisco, los angeles, palo alto, sacramento, san diego, denver, northern virginia, washington, d.c. tokyo, london, brussels, beijing, shanghai, hong kong

February 8, 2018

Pain Therapeutics, Inc.

7801 N Capital of Texas Highway, Suite 260

Austin, Texas  78731

Re:	Pain Therapeutics, Inc.
Issuance of Up to $16.9 Million of Shares of Common Stock, $0.001 Par Value

Ladies and Gentlemen:

We have acted as counsel to Pain Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale from time to time by the Company of up to $16.9 million of shares of the Company’s common stock, $0.001 par value (the “Shares”), pursuant to a Registration Statement on Form S-3 (File No. 333-217319) and any amendments thereto, including any pre-effective amendments, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated July 31, 2017 (the “Base Prospectus”), and the prospectus supplement dated February 8, 2018, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). The Registration Statement, as amended when it became effective, is hereinafter referred to as the “Registration Statement.” The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company in the manner described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Company’s Amended and Restated Certificate of Incorporation, as amended or supplemented; (ii)  the Company’s Amended and Restated Bylaws, as amended or supplemented;  (iii) certain resolutions of the board of directors of the Company,  relating to the issuance, sale and registration of the Shares; (iv) the Registration Statement; and (v) the Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the minute books of the

Pain Therapeutics, Inc.

February 8, 2018

Company presented to us for examination. With respect to certain factual matters, we have relied upon certificates of officers of the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been duly and validly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on or about February 8, 2018, which will be incorporated by reference in the Registration Statement, and the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP